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Exhibit 10.3

Amendment
to
The AES Corporation Profit Sharing and Stock Ownership Plan

        Pursuant to the authority granted to the undersigned by the Board of Directors of the AES Corporation, The AES Corporation Profit Sharing and Stock Ownership Plan (the "Plan") is hereby amended, effective as of the closing date of the purchase of AES NewEnergy, Inc. by CEG Acquisition, LLC., as follows:

        1. AES New Energy, Inc. and its subsidiary entities shall cease to be participating Employers in the Plan effective as of the closing date of the purchase of AES NewEnergy, Inc. by CEG Acquisition, LLC.

        2. A new Subsection 7.5(l) is added to the Plan which reads as follows:

          "(l) Notwithstanding any provision of the Plan to the contrary, Participants who cease participation in the Plan due to the sale of AES NewEnergy, Inc. to CEG Acquisition, LLC shall be 100% vested in the total market value of their Plan accounts effective as of the closing date of such sale."

        3. The first paragraph of Section 8.2 is amended and restated in its entirety to read as follows:

        "Upon retirement of a Participant, the Administrative Committee shall, as directed by the Participant, direct the Trustee to apply the amount standing to the credit of such Employee's Elective Contributions Account, Voluntary Employee Contributions Account, Employer Matching Contributions Account, Profit Sharing Contributions Account, Transferred Contributions Account, Participant Directed Account, Rollover Contributions Account and ESOP Account (less the amount of any outstanding loans not otherwise rolled over in accordance with the terms of this Plan) by payment of the amounts thereof in one of the following methods:"

        4. Section 8.15 is amended by adding the following to the end of such section:

        "Notwithstanding any provision of the Plan to the contrary, if (i) a Participant's participation in the Plan ceased due to the sale of AES NewEnergy, Inc. to CEG Acquisition, LLC, and (ii) such Participant elects a direct rollover pursuant to Section 8.17, then the Participant's direct rollover may include notes evidencing any outstanding loans."

The AES Corporation
Dated: August 15, 2002
By:
Barry J. Sharp Senior Vice President and CFO

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  Exhibit 10.3
Amendment to The AES Corporation Profit Sharing and Stock Ownership Plan